UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Reported): February 17, 2026
National Health Investors, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-10822	62-1470956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Robert Rose Drive,
Murfreesboro, TN 37129
(Address of principal executive offices)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NHI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2026, the Board of Directors (the “Board”) of National Health Investors, Inc. (the “Company”), upon the recommendation of its Nominating and Corporate Governance Committee, increased the size of the Board and appointed Lilly H. Donohue to fill the vacant seat, effective immediately, with an initial term expiring at the 2026 annual meeting of stockholders (the “2026 Annual Meeting”). Ms. Donohue has not been appointed to any committees of the Board at this time.

Ms. Donohue is currently President and CEO of Everstory Partners (formerly StoneMor Inc.). Prior to joining Everstory Partners in November 2022, Ms. Donohue served as the CEO of Holiday Retirement, formerly the largest independent senior living owner and operator in the United States. Prior to Holiday Retirement, Ms. Donohue was responsible for setting up Fortress Investment Group’s China investment office and was the President of Fortress Investment Group China. During her time in China, Ms. Donohue also built the leading senior living company and home care business (Starcastle (Xingbao) Senior Living) in Shanghai, China for Fortress Investment Group and was the CEO of Starcastle from its inception in 2013. Before moving to China in 2011, Ms. Donohue was a managing director and member of the management committee at Fortress Investment Group since its inception in May 1998. Prior to Fortress Investment Group, Ms. Donohue worked at BlackRock Financial Management Inc. from May 1992 to May 1997 where she was involved in all facets of raising capital, investing and managing BlackRock Asset Investors, a private equity fund. Ms. Donohue serves on the Board of Directors of Sonida Senor Living (NYSE: SNDA) and serves on its audit committee. Ms. Donohue received a Bachelor of Science in Business Administration from the Boston University Questrom School of Business.

There are no transactions and no proposed transactions between Ms. Donohue (or any member of her immediate family) and the Company (or any of its subsidiaries), and there is no arrangement or understanding between Ms. Donohue and any other person or entity pursuant to which Ms. Donohue was appointed as a director of the Company.

Ms. Donohue will receive compensation for her service on the Board in accordance with the Company’s standard compensatory arrangements for non-employee directors. A description of the compensatory arrangements for non-employee directors is included in the Company’s proxy statement on Schedule 14A for the 2025 annual meeting of stockholders, which was filed with the U.S. Securities and Exchange Commission on April 7, 2025.

A copy of the press release announcing the appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Also on February 17, 2026, D. Eric Mendelsohn, the President and Chief Executive Officer and a director of the Company, provided notice of his resignation as a director, effective immediately. Mr. Mendelsohn stated that the purpose of his decision to resign prior to completing his term, which would have expired at the 2027 annual meeting of stockholders, was to align the term of his directorship with the Company’s newly declassified board structure and to allow him to stand for election at the 2026 Annual Meeting. Mr. Mendelsohn further expressed his willingness to be re-appointed to serve as a director and to hold such office until the expiration of the term at the 2026 Annual Meeting. The Board accepted Mr. Mendelsohn’s resignation and immediately appointed him as a director to hold such office until the expiration of the term at the 2026 Annual Meeting. As a result of Mr. Mendelsohn’s decision to stand for election at the 2026 Annual Meeting, at the time of the 2026 Annual Meeting, the declassification of the Board will be complete, with all nominees for election to the Board standing for election to a one-year term.

Exhibit Number	Description

99.1	Press Release Titled “NHI Announces Appointment of Lilly H. Donohue to the Board of Directors” dated February 23, 2026.
104	Cover page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

By: /s/ John L. Spaid
Name: John L. Spaid
Title: Chief Financial Officer

Date: February 23, 2026